COMMON STOCK

NUMBER

SHARES

ENERGY EXPLORATION TECHNOLOGIES INC.

INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ALBERTA CANADA

CUSIP 29267E 10 6

This Certifies that ______________________________ is the

registered holder of ______________________________ Shares

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE, OF
ENERGY EXPLORATION TECHNOLOGIES INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. 20__

SECRETARY

PRESIDENT

JERSEY TRANSFER AND TRUST CO.
201 BLOOMFIELD AVE. BOX #36
VERONA, NEW JERSEY 07044

AUTHORIZED SIGNATURE
TRANSFER AGENT